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
                             COLUMBIA/HCA HEALTHCARE CORPORATION    $197677AB3
No.                             7.15% NOTE DUE MARCH 30, 2004       Cusip No.
Registered Owner:

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COLUMBIA/HCA  HEALTHCARE CORPORATION, a Delaware corporation (hereinafter called the "Company", which term includes any successor thereto under the Indenture hereinafter referred to) for value received, hereby promises to pay to the registered owner identified above or registered assigns, the principal sum specified above, on March 30, 2004, and to pay interest on said principal sum, semi-annually on March 30 and September 30 of each year, commencing September
30, 1994, at the rate of 7.15% per annum from the March 30 or September 30, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from March 24, 1994, until the principal thereof becomes due and payable, and at such rate on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Notes, if the date hereof is after a Regular
Record Date (which shall be the close of business on March 15 or September 15, as the case may be,next preceding an Interest Payment Date) and before the next succeeding Interest Payment Date, this Note shall bear interest from such Interest Payment Date; PROVIDED, HOWEVER, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Notes, from March 24, 1994. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the Regular Record Date for such Interest Payment Date. The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, the City and State of New York;
PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

    Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

    Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, COLUMBIA/HCA HEALTHCARE CORPORATION has caused this Note to be signed, manually or by facsimile, by its Chairman of the Board, its President or one of its Vice Presidents and to be attested to by its Secretary or one of its Assistant Secretaries, and its corporate seal to be printed, engraved or otherwise reproduced hereon, by facsimile or otherwise.

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
Dated:
                                                                COLUMBIA/HCA HEALTHCARE CORPORATION
                                                                By:
                                                                Title: PRESIDENT
     TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is  one  of  the  Securities  issued  under  the  within-
mentioned Indenture.
THE FIRST NATIONAL BANK OF CHICAGO,
Trustee,                                                        Attest
By:                                                             By:
   Authorized Officer                                           Title: SECRETARY
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                      COLUMBIA/HCA HEALTHCARE CORPORATION
                         7.15% NOTE DUE MARCH 30, 2004

    This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (herein called the "Securities") of a series herein specified, all issued and to be issued under an Indenture dated as of December 15, 1993 (herein called the "Indenture"), between the Company, and The First National Bank of Chicago, as Trustee (herein called the
"Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series of Notes of the Company designated as its 7.15% Notes due March 30, 2004 (herein called the "Notes"), limited in aggregate principal amount to $150,000,000.

    The Notes may not be redeemed by the Company prior to March 30, 2004.

    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered in the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in the Borough of Manhattan, the City and State of New York, duly endorsed by, or accompanied by, a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

    The Notes are issuable only as registered Notes without coupons in the denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same.

    No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

    If an Event of Default with respect to the Notes shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of any series under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by any such amendment or modification. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

    The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

    No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Note, or because of any indebtedness evidenced thereby, shall  be had against any  incorporator, or against any  past, present or future stockholder, officer or director,  as such of the  Company, or of any  successor
corporation,   either  directly  or  through   the  Company  or  such  successor
corporation, whether by virtue of any constitution or statute or rule of law, or by the enforcement of  any assessment or penalty  or otherwise. It is  expressly understood  and agreed  that the  Indenture and  this Note  are solely corporate obligations; that no personal liability whatever shall attach to, or is or shall be incurred by, the  incorporators, stockholders, officers  or directors of  the
Company,  or  of any  successor  corporation, or  any  of them,  because  of the creation of  indebtedness  hereby authorized,  or  under  or by  reason  of  the obligations, covenants or agreements contained in the Indenture or in this Note, or implied therefrom; and that any and all such personal liability of every such incorporator,  stockholder, officer or director is  hereby expressly waived as a condition of, and as a consideration for, the execution of the Indenture and the issue of this Note.

    The Indenture and the Notes shall be governed by and constituted in accordance with the laws of the State of New York.

    All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

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
TEN COM     -- as tenants in common                      UNIF GIFT MIN ACT --  Custodian
                                                                                     (Cust)                 (Minor)
TEN ENT     -- as tenants by the entireties              under Uniform Gifts to Minors Act
                                                                                           (State)
JT TEN      -- as joint tenants with right of            IRA -- Individual Retirement Account
              survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

                                       Please insert social security or other
                         identifying number of assignee
FOR VALUE RECEIVED, ___________________ hereby sells, assigns and transfers unto
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)
________________________________________________________________________________
________________________________________________________________________________
____________________________________ DOLLARS ($__________________) in  principal amount of the Note(s) represented by the within certificate, and does hereby irrevocably constitute and appoint ____________________________________ Attorney to transfer the said Note(s) on the books of the within named Company with full power of substitution in the premises.

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
- ------------------------------------------------------------
Dated                                                         Notice:  The  signature to  this assignment  must correspond with the name as written upon the face of the certificate in every particular, without alteration  or enlargement or  any change whatever.
                                                              Signature witnessed by:
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